UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           October 2, 2006
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure

On October 2, 2006, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH), announced that its $744 million in zero coupon subordinated Liquid Yield Option™ Notes (LYONs) due 2021 may be converted into Common Stock of LabCorp at the conversion rate of 13.4108 per $1,000 principal amount at maturity of the LYONs, subject to the terms of the LYONs and the Indenture, dated as of September 11, 2001 between LabCorp and The Bank of New York, as trustee (Trustee) and conversion agent.

Exhibits

99.1 Press Release dated October 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: October 3, 2006	By:	/s/Bradford T. Smith
Bradford T. Smith, Executive Vice President and Secretary